Exhibit 16.1
                                                                    ------------

                        [COMISKEY & COMPANY LETTERHEAD]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:     GSV, Inc.

Ladies and Gentleman,

We were previously the principal accountants for GSV, Inc. (the "Company") and have issued our report dated March 29, 2006 on the audited financial statements of the Company as of December 31, 2005 and 2004. We have read and agree with the statements contained in Item 4.01(a) of Form 8-K of GSV, Inc. regarding changes in and disagreements with its principal accountants. We have no reason to agree or to disagree with the statements contained in Item 4.01(b).

July 19, 2006
Denver, Colorado


                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION


                   Certified Public Accountants & Consultants
                789 Sherman Street o Suite 385 o Denver, CO 80203
    (303) 830-2255 o Fax (303) 830-0876 o info@comisky.com o www.cominsky.com